UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 5, 2017

Date of Earliest Event Reported: December 31, 2016

000-55218
(Commission file number)

Trxade Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-3673928
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1115 Gunn Hwy.
Suite 202
Odessa, FL 33556
(Address of principal executive offices)

800-261-0281
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 2.01 for information as to the Purchase and Sale Agreement and Warrant Agreement, dated December 31, 2016.

Item 1.02 Termination of a Material Definitive Agreement

Trxade Group, Inc., a Delaware corporation (the “Company”) previously entered into a convertible promissory note purchase agreement (“Note Purchase Agreement”) with the Buyer (see below) in the aggregate amount of $1,500,000 on October 22, 2015, and as amended on June 2, 2016 (the “Senior Secured Note”), as previously disclosed on Current Report on Form 8-K filed on October 27, 2015, and as amended in Current Report on Form 8-K filed on June 3, 2016.  The Senior Secured Note, with a balance of principal and interest of $1,500,000 was terminated pursuant to the Purchase and Sale Agreement dated December 31, 2016, as further described under Item 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2016, the Company entered into and consummated the sale of 100% of its equity interests in its wholly-owned subsidiary, Westminster Pharmaceuticals, LLC, a Delaware limited liability company (“Westminster”), pursuant to the terms and conditions of the Purchase and Sale Agreement (“Purchase and Sale Agreement”), entered into by and among Gajan A. Mahendiran and Amudha Mahendiran as the buyer (“Buyer”), and the Company, as the Seller.  Westminster was the Company’s wholesale and private label pharmaceutical distribution division.  The purchase price for Westminster was the cancellation of $1,500,000 of indebtedness with the Buyer under the Senior Secured Note (which is discussed further in Item 1.02 of this Current Report on Form 8-K), the issuance of a warrant to purchase 1,500,000 shares of the Company’s Common Stock (the “Warrants”), the payment of $100,000, and the assumption of various contracts and obligations of Westminster.  The Warrants were issued at a strike price of $0.01 per share, and have an expiration date of five years from date of grant under the term and conditions of a warrant agreement (the “Warrant Agreement”).

The Purchase and Sale Agreement includes certain customary representations, warranties and covenants on the part of the Buyer and the Company. The representations and warranties of the parties in the Purchase and Sale Agreement (i) have been made solely for the benefit of the other parties to the Purchase and Sale Agreement, and were not intended to be, and should not be, relied upon by any person other than such parties, including shareholders of the Company; (ii) should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; (iii) in some cases have been qualified by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement, which disclosures are not necessarily reflected in the Purchase and Sale Agreement; and (iv) may apply standards of materiality in a way that may differ from standards of materiality applied by investors. The Purchase and Sale Agreement includes various other provisions customary for transactions of this nature, including indemnification provisions.

The foregoing is a summary of the material provisions of the Purchase Agreement and Warrant Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement and Warrant Agreement which are filed as Exhibits 2.01 and 2.02, respectively, to this Current Report, each of which is incorporated into this Current Report by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information provided under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The offer and sale of the Warrants in connection with the Purchase and Sale Agreement was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 8.01 Other Events.

On January 5, 2016, the Company issued a press release announcing the sale of Westminster. A copy of this press release is incorporated herein by reference as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The required pro forma financial information of the Company will be filed through an amendment to this Current Report on Form 8-K, or on the Company’s Annual Report on Form 10-K for the period ending December 31, 2016, no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

See Exhibit Index immediately following the signature page to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trxade Group, Inc.

By:

/s/ Suren Ajjarapu

Suren Ajjarapu, Chief Executive Officer

Date: January 5, 2017

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.

Exhibit Description

2.01

Purchase and Sale Agreement

2.02

Warrant Agreement

99.1

Press Release

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